Exhibit 99.1

JOINT FILING AGREEMENT

August 6, 2012

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this Joint Filing Agreement to be executed and effective as of the date first written above.

Date: August 6, 2012	SOUTHWELL PARTNERS, L.P.

	By:	Southwell Management, L.P.
	Its:	General Partner

	By:	Southwell Holdings, LLC
	Its:	General Partner

	By:	/s/ Wilson S. Jaeggli
	Name:	Wilson S. Jaeggli
	Title:	Managing Director

SOUTHWELL MANAGEMENT, L.P.

	By:	Southwell Holdings, LLC
	Its:	General Partner

	By:	/s/ Wilson S. Jaeggli
	Name:	Wilson S. Jaeggli
	Title:	Managing Director

SOUTHWELL HOLDINGS, LLC

	By:	/s/ Wilson S. Jaeggli
	Name:	Wilson S. Jaeggli
	Title:	Managing Director

WILSON S. JAEGGLI

/s/ Wilson S. Jaeggli